Exhibit 10.40(b)

FIRST AMENDMENT OF LEASE

AGREEMENT, dated as of the 20th day of January, 1995, by and between F.H.E.A. ASSOCIATES, a partnership having an address of 19 Rector Street, Suite 1300, New York, New York 10006 ("Landlord"), and TECHNICAL CAREER INSTITUTE, INC., having an address of 500 Eighth Avenue, Sixth Floor, New York, New York 10018 ("Tenant").

WITNESSETH:

WHEREAS, pursuant to that certain lease dated October 11, 1994 between Landlord and Tenant (hereinafter referred to as the "Lease"), Tenant does now lease and hire from Landlord certain premises (hereinafter referred to as the "Premises") located on the sixth floor in the building known as 500 Eighth Avenue, New York, New York 10018 (hereinafter referred to as the "Building").

WHEREAS, said Lease expires on May 31, 2005.

WHEREAS, Landlord and Tenant wish to modify certain terms and conditions of the Lease and incorporate additional space to Tenant's leased Premises, said additional space deemed for purposes of this agreement to be approximately 12,000 rentable square feet on the fifth floor of the Building.

NOW, THEREFORE, for good, lawful and valuable consideration, including the undertakings of the parties hereto, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is covenanted and agreed that said Lease, is hereby amended as follows:

1. Effective February 1, 1995, the space on the fifth floor of the Building, as indicated on the annexed Exhibit A (hereinafter referred to as the "Additional Space") shall be incorporated into Tenant's Premises and subject to the terms and conditions contained in the Lease. The term "demised premises" as used in the Lease and hereinafter shall refer to Tenant's Premises plus the Additional Space. Tenant agrees to take the Additional Space "as is", with the exception of the work to be performed by Landlord, at Landlord's sole cost and expense, in accordance with Paragraph 8 below. Landlord covenants and agrees that said work shall be substantially completed by February 1, 1995; however, in the event this work is not substantially completed by February 1, 1995, the Lease as hereby amended shall remain in full force and effect, but all references herein to "February 1, 1995" shall be replaced with a date which is the date of substantial completion of Landlord's work.

Nothing contained herein shall be deemed a representation that Landlord's work will be substantially completed by any certain date; however, in the event Landlord's work is not substantially completed by March 31, 1995, Tenant shall have the right to cancel this First Amendment of Lease and Landlord shall return to Tenant all monies paid by Tenant hereunder, and from that date forward the terms and conditions contained herein shall be of no force and effect whatsoever. If Tenant cancels this First Amendment of Lease in accordance with the foregoing provision, the original Lease shall continue unmodified in full force and effect.

2. In addition to the rent and additional rent for the Premises as specified in the Lease, the annual fixed rent for the Additional Space only payable by Tenant to Landlord shall be:

(i) ONE HUNDRED TWO THOUSAND DOLLARS ($102,000.00) for the period February 1, 1995 through January 31, 1997, payable in equal monthly installments of $8,500.00 in advance on or before the first day of each month (and pro rata for the fractional portion of any month) in accordance with the provisions of the Lease.

RENT CONCESSION: Notwithstanding anything to the contrary contained herein, provided Tenant is not in default under the terms and conditions of the Lease, Tenant shall be relieved of the obligation to pay base rent for the Additional Space for the period February 1, 1995 through June 30, 1995; however, Tenant shall remain obligated to pay all additional rent, including but not limited to real estate taxes, operating costs, and electricity

charges for this five month concession period.

(ii) ONE HUNDRED FOURTEEN THOUSAND DOLLARS ($114,000.00) for the period February 1, 1997 through January 31, 1999, payable in equal monthly installments of $9,500.00 in advance on or before the first day of each month (and pro rata for the fractional portion of any month) in accordance with the provisions of the Lease.

(iii) ONE HUNDRED TWENTY-SIX THOUSAND DOLLARS ($126,000.00) for the period February 1, 1999 through January 31, 2001, payable in equal monthly installments of $10,500.00 in advance on or before the first day of each month (and pro rata for the fractional portion of any month) in accordance with the provisions of the Lease.

(iv) ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) for the period February 1, 2001 through January 31, 2003, payable in equal monthly installments of $12,500.00 in advance on or before the first day of each month (and pro rata for the fractional portion of any month) in accordance with the provisions of the Lease.

(v) ONE HUNDRED SIXTY-TWO THOUSAND DOLLARS ($162,000.00) for the period February 1, 2003 through May 31, 2005, payable in equal monthly installments of $13,500.00 in advance on or before the first day of each month (and pro rata for the fractional portion of any month) in accordance with the provisions of the Lease.

3. Effective February 1, 1995, the "8.3%" contained in Paragraphs 42 and 43 of the Lease shall be changed to **13.54%**.

4. Tenant represents to Landlord that no broker has been instrumental in the negotiations or consummation of the within First Amendment of Lease, except for HELMSLEY-SPEAR, INC. ("Broker"). Landlord agrees to pay Broker a commission for this transaction pursuant to a separate agreement. Tenant agrees to indemnify and hold Landlord harmless from any claims for commissions by any other broker or person claiming entitlement.

5. The security deposit currently held by Landlord under the Lease is $87,000.00. Tenant agrees within thirty (30) days from the date of this First Amendment of Lease to deposit with Landlord an additional $38,000.00, so that the total security deposit held by the Landlord under the Lease as herein modified shall be $125,000.00. In the event Tenant does not exercise its right to terminate the Lease (as herein amended) for the Additional Space only by September 30, 1997, Landlord shall return to Tenant the sum of $38,000.00 from its security deposit by October 31, 1997, so that the sum held by Landlord as security from that date through the balance of the term of the Lease shall be $87,000.00, until Tenant reduces the amount of security to $43,500.00 in accordance with the terms and conditions contained in Paragraph 85(E)(second paragraph) of the Lease.

6. Paragraph 81 of the Lease is hereby amended so that said Paragraph 81 applies to a termination of the lease **for the Premises only**, i.e. Tenant can terminate the lease as it applies to the Premises in accordance with the terms and conditions of Paragraph 81 of the Lease yet still lease the Additional Space pursuant to the terms and conditions of the Lease.

Provided that Tenant is not in default under the terms and conditions of this lease both at the time of Tenant's exercise of this option and at the time the term for the Additional Space is scheduled to expire as provided herein, Tenant shall have the right to terminate the Lease **as it applies to the Additional Space only**, effective as of the following dates, with the following notice requirements and termination fees:

TERMINATION DATE	LANDLORD TO RECEIVE NOTICE BY	TERMINATION FEE
9/30/97	4/1/97	$ 45,000.00
12/31/99	7/1/98	$ 30,000.00
5/31/02	12/1/00	$ 15,000.00

Tenant understands and agrees that the termination fee shall be due and payable (and included) with the termination notice, or same shall be of no force and effect.

Rent Concession: Notwithstanding anything to the contrary contained herein, provided Tenant does not exercise its option to terminate the Lease as it applies to the Additional Space effective September 30, 1997 and provided Tenant is not in default on said date, Tenant shall be relieved of the obligation to pay base rent for the Additional Space for the period October 1, 1997 through January 31, 1998; however, Tenant shall remain obligated to pay all additional rent, including but not limited to real estate taxes, operating costs, and electricity charges as described above for this four month period.

7. Tenant's Right of First Offer (Paragraph 83 of the Lease) is hereby expanded to cover and include the remaining portion of the fifth floor of the Building.

8. **LANDLORD'S WORK:** Landlord covenants and agrees to perform the following work at its sole cost and expense, in or in connection with the Additional Space:

a. Arrange for two (2) additional passenger elevators on the North side of the Building to serve the sixth floor; remove and dispose of the sheetrock in front of the elevators on the sixth floor. Thereafter, there will be a total of four passenger elevators and one freight elevator serving the sixth floor. Tenant acknowledges and understands that the two North side passenger elevators do not serve the fifth floor, and Landlord shall not be obligated to change said service unless Tenant requests Landlord to do so, which will be at Tenant's sole cost and expense; Landlord represents that based on the prices as of the date of this First Amendment of Lease, the cost of changing this service if performed on the date hereof would not exceed $10,000.00. Landlord further represents that the elevator work on the sixth floor, as described in this subparagraph (a), shall be completed within ten (10) business days from the date of execution of this First Amendment of Lease by both parties.

b. Install a lobby sign for the North side elevators, plans to be provided by Tenant and subject to review and approval of Landlord (approval not to be unreasonably withheld or delayed). The cost of said sign to be Tenant's expense.

c. Clean, paint, and light Stairway "A" between the fifth and sixth floors, using building standard paint and fixtures.

d. Demise and paint (building standard paint and color) a public corridor for the bathroom on the fifth floor, and repair all ceiling tiles in the bathroom.

e. Furnish and install a separate submeter to measure Tenant's electricity consumption in the Additional Space, subject to the terms and conditions of Paragraph 44 of the Lease.

Notwithstanding the foregoing, Tenant shall be allowed access to the Additional Space prior to February 1, 1995 solely for the purpose of taking measurements and inspecting the Additional Space, it being expressly understood and agreed that Tenant shall not perform any work or construction in the Additional Space until February 1, 1995.

9. **TENANT'S WORK:** In addition to the $133,000.00 contribution to Tenant's work in the Premises paid by Landlord in accordance with Paragraph 51(a) of the original Lease, Landlord covenants and agrees to pay Tenant an additional sum of $84,000.00

towards the cost of Tenant's work in the Premises and Additional Space performed during the period October 11, 1994 through June 30, 1995. Tenant shall submit invoices to Landlord indicating the cost of the work performed, and Landlord shall reimburse Tenant the cost thereof up to an additional total of $84,000.00, it being understood that this cash contribution is intended to cover the additional cost of Tenant's work in the Premises and Additional Space through June 30, 1995 and shall not apply to any work commenced after and/or in progress as of that date. In the event the additional cost of Tenant's work does not amount to $84,000.00, the deficiency shall be amortized over a three (3) year period and credited to Tenant on a monthly basis from July 1, 1995 forward.

10. It is hereby understood and agreed by and between Landlord and Tenant that Landlord shall only provide cleaning in the administrative and classroom areas of the Additional Space, and all active storage areas contained in the Additional Space. For purposes of clarification, active storage areas are defined for purposes of this paragraph as those areas which are utilized on a daily basis. Landlord shall not be obligated to provide cleaning in any other areas of the Additional Space. In the event the classification of any portion of the Additional Space changes during the term of the Lease, the cleaning thereof shall be adjusted in accordance with the foregoing.

11. Paragraphs 51 and 86 of the Lease shall be of no force and effect in connection with the Additional Space. Paragraph 87 of the Lease is hereby amended to apply to the fifth floor (Additional Space) also.

12. Paragraph 84 of the Lease is hereby deleted in its entirety. Paragraph 83 of the Lease shall be of no force and effect whatsoever for the first eighteen (18) months following the date of this First Amendment of Lease, but shall be replaced with the following during said eighteen month period:

TENANT'S RIGHT OF FIRST OFFER

Provided that Tenant is not in default under the terms and conditions of this Lease both at the time of Landlord's required notice to Tenant hereunder and at the time the term for the Offer Space (as defined in this paragraph) is scheduled to commence, if at any time during the first eighteen months following the date of this First Amendment of Lease Landlord has from half to a full floor (the "Offer Space") available for lease in the Building containing the demised premises, Landlord shall notify Tenant and offer Tenant the Offer Space for lease. Tenant shall have the right within five (5) business days to accept said offer, in which case Tenant shall then enter into a lease with Landlord for the Offer Space under the same terms and conditions as contained herein, except for those terms and conditions pertaining to Landlord's work contribution as described in Paragraph 51(a) of the Lease (it being understood that Landlord's work contribution for the Offer Space shall be pro-rated based on the size of the Offer Space, the cost of the work contribution for the Premises, and the amount of time remaining in the Term of the Lease) and any rent concessions specified herein (it being understood that in this instance Tenant shall be entitled to three months free of base rent for the Offer Space referenced herein), and except that the annual rental rate shall be pro-rated based on the rentable square footage of the Offer Space and the rent per rentable square foot of the demised premises, and the term for the Offer Space shall expire concurrently with the Term for the demised premises. However, if Tenant shall not so elect within the aforementioned period to accept Landlord's offer for the Offer Space, Landlord may then lease the Offer Space to any third party, after which time this right of first offer shall terminate.

In the event Tenant exercises its right of first offer as described herein, Tenant shall forfeit the right to terminate the Lease for the Premises on May 31, 1997 (pursuant to Paragraph 81 of the Lease) and shall forfeit the right to terminate the Lease for the Additional Space on September 30, 1997 (pursuant to Paragraph 6 above).

After the first eighteen (18) months following the date of this First Amendment of Lease, Paragraph 83 of the Lease shall be reinstated in full force and effect, and this Paragraph 12 shall no longer be of any force and effect whatsoever.

13. If any provision of the Lease as hereby amended (or the application of any provision to any person or circumstances) shall be invalid or unenforceable to any extent, the remainder of the Lease as hereby amended (or the application of that provision to persons or circumstances other than those as to which it is invalid or unenforceable) shall not be affected by the invalidity or unenforceability, and each provision of this Lease as hereby amended shall be valid and be enforced to the full extent permitted by law.

14. Except as herein provided or to the extent they are inconsistent with the terms and conditions contained herein, all of the terms, provisions and conditions of said Lease shall remain in full force and effect, are incorporated herein by reference as if more particularly set forth, and shall continue to be binding upon and inure to the benefit of the successors and assigns of each party hereto.

Tenant takes the occasion of the execution of this First Amendment of Lease Agreement to acknowledge and confirm that Landlord has fully and properly performed all of its respective obligations and duties under or in respect to the Lease and that Tenant has no claims or demands of any kind or nature whatsoever against Landlord.

This Agreement shall not be binding upon Landlord unless and until Landlord executes same and delivers a fully executed counterpart thereof to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals in complete agreement of the above on the day and year first above written.

WITNESS:	**LANDLORD:**
	F.H.E.A. ASSOCIATES
____________________	By: [signature]
ATTEST:	**TENANT:**
	TECHNICAL CAREER INSTITUTE, INC.
[signature]	By: [signature] Vice P

125686

DATE	INVOICE NO.	DESCRIPTION	AMOUNT	DISCOUNT	NET AMOUNT
8/29/97	082997	TERMINATION OF LEASE-500-8th AVE. 5th FLOOR	$45,000.00		

TECHNICAL CAREER INSTITUTES, INC.
320 WEST 31st STREET
NEW YORK, NY 10001
(212) 594-4000

CITIBANK, N.A. BR. #25
7th AVENUE AT 34th STREET
NEW YORK, NY 10001
1-8/210/25

125686

************$45,000 DOLLARS & 00 CENTS

DATE	CHECK NO.	PAYEE I.D.
8/29/97	125686	FIVEHUND

PAY THIS AMOUNT
********$45,000.00

PAY TO THE ORDER OF 500 EIGHTH AVENUE LIMITED LIABILITY COMPANY

⑈125686⑈ ⑆021000089⑆ 031833375⑈